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                                                                    EXHIBIT 23.2

                    CONSENT OF McFARLAND, GROSSMAN & COMPANY


         We hereby consent to the use of our opinion letter dated September 15, 2000, to the Board of Directors of PowerBrief, Inc. included as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Powerbrief, Inc. with and into Integrated Orthopaedics, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinion of Financial Advisor" and "The Merger -- Opinion of PowerBrief's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               /s/ McFarland, Grossman & Company
                                               ---------------------------------
Houston, Texas                                 McFARLAND, GROSSMAN & COMPANY
November 22, 2000